EXHIBIT 10.3

JOINT VENTURE OPTION AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 4th DAY OF DECEMBER, 2006 (the "Effective Date").

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a private corporation with offices at  870 East 54th Ave, Vancouver, British Columbia, V5X 1L7, Canada;

(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a publicly traded corporation with offices at suite 1100 – 475 Howe Street, Vancouver, British Columbia, V6C 2B3;

(“Asian Dragon”)

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious metals industry in China;

AND WHEREAS World Fortune has entered into an agreement (the “JV Agreement”) for the establishment of a Sino-Foreign Joint Venture (the “JV”) with the People’s Republic of China (“PRC”) and in particular the Gold Bureau of the PRC, through which World Fortune will hold a 70% equity position in the JV named Sanmenxia Yunjiu Investment and Consulting Company Limited. (“Sanmenxia”);

AND WHEREAS Sanmenxia is the owner of certain assets known as the Shizhaigou Gold Mine in the Xiaoqinling Region of China (the “Assets”) of which World Fortune holds a 70% equity interest (the “Rights”);

AND WHEREAS the Rights, optioned herein to Asian Dragon by World Fortune, entitle Asian Dragon to administer the Assets and hold a 70% equity interest in the Assets in exchange for total investment of US$2,500,000 and a grant of Asian Dragon common shares to World Fortune.

AND WHEREAS World Fortune wishes to option to Asian Dragon and Asian Dragon wishes to option from World Fortune, World Fortune’s Rights to the Assets (the “Option”) and upon execution of this Agreement, World Fortune will register this Option with the PRC and Sanmenxia.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.

Representations and Warranties of World Fortune

1.1

In order to induce Asian Dragon to enter into this Agreement and complete the transactions contemplated under this Agreement, World Fortune represents and warrants to Asian Dragon that:

(a)

World Fortune is, and will remain during the term of this Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of Rights pursuant to the JV and such Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

(b)

World Fortune has good and sufficient right and authority to enter into this Agreement and carry out its obligations hereunder; and

(c)

World Fortune has, and will have at the time the Option is exercised, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Rights to Asian Dragon.

1.2

The representations and warranties of World Fortune contained in this Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.

Representations and Warranties of Asian Dragon

2.1

In order to induce World Fortune to enter into this Agreement and complete the transactions contemplated under this Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Agreement and has, and will have at the time the Option is exercised, good and sufficient right and authority to carry out its obligations contemplated under this Agreement.

2.2

The representations and warranties of Asian Dragon contained in this Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.

Option

3.1

Subject to the terms of this Agreement, World Fortune hereby grants to Asian Dragon the irrevocable Option to acquire World Fortune’s full Rights to the Assets, such Option to be exercised by Asian Dragon pursuant to the following schedule:

(a)

deposit of US$50,000 to Sanmenxia, through World Fortune, within 14 days of issuance of the Joint Venture Business License (the “JVL”) by the PRC (anticipated issuance date, January 2007);

(b)

deposit of US$250,000 to Sanmenxia, through World Fortune, within 45 days from the issuance of the JVL by the PRC;

(c)

deposit of a further US$300,000 to Sanmenxia, through World Fortune, within 6 months from the issuance of the JVL by the PRC; and

(d)

deposit of the balance of US$1,900,000 to Sanmenxia, through World Fortune, within three years year from the initial deposit.

3.2

As consideration for World Fortune granting this Option to Asian Dragon, Asian Dragon has agreed to issue to World Fortune 250,000 shares in the capital stock of Asian Dragon (the “World Fortune Shares”), such World Fortune Shares to be issued to World Fortune upon payment of the final deposit of US$1,900,000, made by Asian Dragon.

3.3

In order to exercise the Option, Asian Dragon shall, no later than the dates noted above, make such payments to Sanmenxia.

4.

General

4.1

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

4.2

The recitals to this Agreement constitute a part of this Agreement.

4.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

4.4

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

4.5

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

4.6

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

4.7

Any notice, request, demand or other communication, or any delivery, to be given or made under this Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

4.8

This Agreement shall not be assigned by a party hereto without the written permission of the other party.

4.9

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

4.10

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED by WORLD FORTUNE ENTERPRISE INC., in the presence of: Signature of Witness Name of Witness: Address of Witness: Occupation of Witness:	) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) ) ) ) ) )
SIGNED, SEALED & DELIVERED by ASIAN DRAGON GROUP INC., in the presence of: Signature of Witness Name of Witness: Address of Witness: Occupation of Witness:	) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP INC. ) per: John Karlsson, Director ) ) ) ) ) ) )